Exhibit (a)(ii)

LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
of
PHILLIPS EDISON GROCERY CENTER REIT I, INC.
Pursuant to the Offer to Purchase
Dated April 25, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. CENTRAL TIME, ON JUNE 7, 2016, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

INVESTOR NAME	INVESTOR ACCOUNT NUMBER

INVESTOR SSN NUMBER	INVESTOR BROKERAGE ACCOUNT NUMBER (IF APPLICABLE)

INVESTOR CONTACT INFORMATION	PHONE AND/OR EMAIL

NUMBER OF SHARES BEING TENDERED:

Check the box below if you are tendering all of your Shares. If you are tendering less than all of your Shares, write the number of your Shares that you wish to tender on the line below. If you are a participant in the Company’s dividend reinvestment plan (the “DRIP”) and elect to tender ALL of your Shares by checking the box below or by writing the total number of Shares that you own on the line below, and we accept all of your Shares for payment in the Offer, then in each such case any Shares you are entitled to receive through the DRIP will be tendered. See Section 2 and Summary Term Sheet in the Offer to Purchase and the Instructions accompanying this Letter of Transmittal for more details.

☐	Tender All Shares Owned

-or-

☐	Number of Shares Tendered: (Enter whole Shares only. Dollar amounts not accepted. See Section 9 of the Offer to Purchase for the treatment of any fractional Shares.)

PAYMENT INSTRUCTIONS

Check one of the boxes below to indicate the method by which the Company should distribute the proceeds of any Shares accepted for payment in the Offer to you.

☐ Mail to Address of Record	☐ Mail to Custodian of Record
☐ Mail to Alternate Address listed on the next page

Complete below if you wish to have proceeds sent to an address or instructions not on file. If you complete this section a Medallion Signature Guarantee is required.

ISSUE CHECK TO:

______________________________________________________________________
NAME (PLEASE PRINT)

______________________________________________________________________
STREET ADDRESS

______________________________________________________________________
CITY                      STATE                ZIP CODE

______________________________________________________________________
BROKERAGE ACCOUNT NUMBER — IF APPLICABLE

SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please write the capacity next to the signature and see Instruction 6 from “Instructions to Letter of Transmittal.”)

_________________________________________________
SIGNATURE & DATE — STOCKHOLDER/EXECUTOR/PERSONAL REPRESENTATIVE

_________________________________________________
SIGNATURE & DATE — CO-STOCKHOLDER/
CO-EXECUTOR

Medallion Signature Guarantee

Only required if not paying to the address of record or instructions on file. Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.

CUSTODIAN SIGNATURE: If your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you must mail this Letter of Transmittal to the broker, dealer, commercial bank, trust company, custodian or other nominee in the account registration for their signature below under “Custodian Signature.”

_________________________________________________
CUSTODIAN SIGNATURE

A Medallion Signature Guarantee is required for Authorized Custodian. A notary public is not an acceptable guarantor.

Guarantor: Affix signature guarantee here.

IMPORTANT INSTRUCTIONS AND INFORMATION

REGARDING THE TENDERING OF SHARES OF COMMON STOCK

of

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Pursuant to the Offer to Purchase

dated April 25, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. CENTRAL TIME, ON JUNE 7, 2016,

UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

Holders of Shares desiring to tender their Shares should complete and sign the accompanying Letter of Transmittal and forward it to the Depositary by one of the permitted methods of delivery listed below to the corresponding address set forth below. Instructions for completing this Letter of Transmittal are included herein. To ensure timely delivery, you may want to consider sending the Letter of Transmittal via overnight courier. Please see below for methods of delivery for Shares held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee.

The Depositary for the Offer is:

DST Systems, Inc.

Permitted Methods of Delivery to the Depositary:

By Mail:	By Overnight Courier:
Phillips Edison PO Box 219912 Kansas City, MO 64121-9912	Phillips Edison c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

Telephone For Questions:

844-417-4162

If you have any questions or need assistance in completing the Letter of Transmittal, please contact DST Systems, Inc. by telephone at 844-417-4162.

Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than one of the addresses set forth above does not constitute valid delivery.

If your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you are not the holder of record on our books and you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through such broker, dealer, commercial bank, trust company, custodian or other nominee must not deliver a Letter of Transmittal directly to the Depositary (DST). The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary (DST) on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

CERTAIN TERMS AND CONDITIONS

OF

THE OFFER TO PURCHASE

BY

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to 9,300,000 shares of common stock of Phillips Edison Grocery Center REIT I, Inc., dated April 25, 2016, as it may be amended from time to time (the “Offer to Purchase”).

Ladies and Gentlemen:

Each stockholder whose signature appears on the Letter of Transmittal (each an “Assignor”) hereby tenders to Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (“the “Company”), the number of the Assignor’s shares of common stock of the Company (the “Shares”) specified in the Letter of Transmittal at a purchase price of $6.00 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in the Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer, proration period and withdrawal rights will expire at 5:00 p.m. Central Time on June 7, 2016, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”).

Stockholders of record of the Company (“Stockholders”) who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.

Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the Assignor hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions accrued or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Company’s charter (as amended, restated or otherwise modified from time to time).

Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the Assignor hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints DST Systems, Inc. (the “Depositary”), the true and lawful agent and attorney-in-fact of the Assignor, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the Assignor’s rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Company’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (b) present such Shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The Assignor hereby represents and warrants for the benefit of the Company and the Depositary that (i) the Assignor owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby, (ii) when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, (iii) such Shares will not be subject to any adverse claims and (iv) the transfer and assignment contemplated in the Letter of Transmittal are in compliance with all applicable laws and regulations. Upon request, the Assignor will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in the Letter of Transmittal.

It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute the Assignor’s representation and warranty to the Company that (a) the Assignor has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.

The Assignor understands that a tender of Shares pursuant to the procedures described in Section 2 of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the Assignor and the Company upon the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Assignor, and any obligation of the Assignor under the Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Assignor. Except as stated in the Offer, this tender is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INSTRUCTIONS

to

LETTER OF TRANSMITTAL

for

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Forming Part of the Terms and Conditions of the Offer

1. Delivery of Letter of Transmittal.  The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder to tender Shares validly, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents, must be received by the Depositary through one of the permitted methods at the corresponding address on the “Important Instructions and Information” page on or prior to the Expiration Date.

THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY (CHOSEN FROM AMONG THE METHODS PERMITTED BY THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN DELIVERED BY ONE OF THE PERMITTED METHODS AND ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

2. Minimum Tenders.  A Stockholder may tender any or all of his or her Shares in whole or in part. Fractional Shares will not be accepted unless you are tendering all your Shares.

3. Tender Price and Number of Shares Tendered.

To tender all of your Shares:  If you are tendering all of your Shares, check the box on the Letter of Transmittal.

To tender less than all of your Shares:  If you are tendering less than all of your Shares, please indicate on the Letter of Transmittal the number of Shares that you are tendering. Only enter whole numbers of Shares. Be certain that you do not indicate that you are tendering more Shares than you actually own. If the number of Shares you indicate on the Letter of Transmittal exceeds the number of Shares you own, we will deem you to have tendered all of your Shares.

Note for Participants in the Company’s Dividend Reinvestment Plan:  If you are a participant in the Company’s dividend reinvestment plan (the “DRIP”), any Shares you are entitled to receive through the DRIP prior to the Expiration Date will be tendered if you indicate on the Letter of Transmittal that you elect to tender ALL of your Shares and the Company accepts all of your Shares for payment.

If you do not want to tender any Shares that you may receive through the DRIP prior to the Expiration Date, then you should tender less than all of your Shares on the Letter of Transmittal by writing in a number of Shares that represents less than all whole Shares you own at the time you submit your Letter of Transmittal.

If you are a participant in the DRIP, you tender all of your Shares and we accept all of such Shares for payment, any distributions that are accrued on such Shares prior to the Expiration Date will be made in cash. If we do not accept all of your Shares for payment, distributions that are accrued on any of your Shares prior to the Expiration Date, including tendered Shares that are accepted by us for payment, will be reinvested in Shares pursuant to the DRIP.

4. Odd Lots.  Complete the Odd-Lot Certification Form if you own less than 100 Shares (an “Odd Lot Holder”). Even if the Offer to Purchase is oversubscribed, we first will purchase all Shares tendered by any Odd Lot Holder who properly completes the enclosed Letter of Transmittal, and does not subsequently properly withdraw, all Shares owned (beneficially or of record) by that Odd Lot Holder. Tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference. See Section 1 of the Offer to Purchase and the paragraph in that section headed “Odd Lots” for additional details.

5. Mailing Instructions:  Complete the mailing instructions section if you are requesting that your check be mailed to an address different than the address of record. If you complete this section, each signature must be medallion signature guaranteed.

6. Signatures on Letter of Transmittal.  If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.

Please see Section 8 of these Instructions if your Shares are registered in the name of a custodian or other nominee.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

7. Guarantee of Signatures.  No signature guarantee is required if the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered therewith and the Stockholder(s) have not completed the box captioned “Mailing Instructions.” If one or more Shares are registered in the name of the person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder, then this Letter of Transmittal must be guaranteed by an eligible guarantor institution.

8. Custodian Information.  If your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you are not the holder of record on our books and you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through such broker, dealer, commercial bank, trust company, custodian or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

9. Waiver of Conditions.  The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

10. Requests for Assistance and Additional Copies.  Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained by going to the Company’s website at http://www.grocerycenterreit1.com or by calling DST Systems, Inc. at 844-417-4162.

11. Validity of the Letter of Transmittal.  The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company’s determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

The Information Agent for the Offer is:

DST Systems, Inc.

Toll Free Telephone Number: 844-417-4162

ODD LOT CERTIFICATION FORM

CERTIFICATION FORM TO BE COMPLETED BY ALL OWNERS OF LESS THAN 100 SHARES

SUBMIT THIS FORM WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL

Stockholders holding less than 100 Shares (also known as “Odd Lot Holders”) who tender all of their Shares will have all of their Shares accepted for payment even if the Offer to Purchase is over-subscribed. Odd-lot Stockholders who wish to take advantage of this preference should submit a properly completed Letter of Transmittal which indicates that all of the stockholder’s Shares are being tendered. See Section 1 of the Offer to Purchase and the Instructions to the Letter of Transmittal.

The aforementioned preference is only available to Odd Lot Holders who tender all of their Shares. This preference is not available to partial tenders of less than all of the stockholder’s Shares or to beneficial or record holders of an aggregate of 100 or more Shares (even if these holders have separate accounts representing fewer than 100 Shares). Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

By checking the box below and including this form with a signed Letter of Transmittal, the tendering stockholder hereby certifies that the tendering stockholder is either (check only one box):

☐	the beneficial or record owner of an aggregate of less than 100 Shares; or
☐	a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Shares.

IF YOU ARE AN OWNER OF LESS THAN 100 SHARES (AN ODD LOT), PLEASE RETURN THIS FORM WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL